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                                                                    EXHIBIT 3.1a

                                                                         [STAMP]
                                                                          [SEAL]

                           [STATE OF CALIFORNIA SEAL]


                               SECRETARY OF STATE


         I, BILL JONES, Secretary of State of the State of California, herby certify:

         That the attached transcript of 01 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.


               [SEAL]                   IN WITNESS WHEREOF, I execute this
                                         certificate and affix the Great Seal of
                                         the State of California this day of

                                                       Oct. 16 2000
                                         ---------------------------------------

                                                       /s/ BILL JONES

                                                       Secretary Of State



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                                                                         [STAMP]

                           ARTICLES OF INCORPORATION

                                    I. NAME

         The name of the corporation is Montiel Marketing Group, Inc.

                                  II. PURPOSE

         The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the GENERAL CORPORATION LAW of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                       III. AGENT FOR SERVICE OF PROCESS

         The name and address in the State of California of this corporation's initial agent for service of process is:

         Gerald Montiel
         6206 Avenida Cresta
         La Jolla, California 92037


                                   IV. STOCK

         The corporation is authorized to issue only one class of shares, which shall be designated "common shares," having a total number of 50,000,000 shares.

         IN WITNESS WHEREOF, the undersigned, who is the incorporator of this corporation, has executed these Articles of Incorporation on September 27, 2000.


                                                 /s/ GERALD MONTIEL
                                                 -------------------------------
                                                 Gerald Montiel, Incorporator


                                                                          [SEAL]